UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

Lorillard, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road

Greensboro, North Carolina 27408-7018

(Address of principal executive offices, including zip code)

(336) 335-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 28, 2015, Lorillard, Inc. (“Lorillard” or the “Company”) held its special meeting of shareholders (the “Special Meeting”) in connection with the Agreement and Plan of Merger, dated July 15, 2014 (the “Merger Agreement”), among the Company, Reynolds American Inc. (“Reynolds American”) and Lantern Acquisition Co., a wholly owned subsidiary of Reynolds American (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Reynolds American. On December 8, 2014, the record date for the Special Meeting, there were 360,028,072 shares of the Company’s common stock issued and entitled to vote at the Special Meeting, of which 292,828,098 shares of the common stock (81.33% of the issued and outstanding shares on the record date) were represented in person or by proxy at the Special Meeting. The results for each of the matters voted upon at the Special Meeting are set forth below:

Proposal I – Adoption of the Merger Agreement.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
287,843,716	920,086	4,064,296	—

The proposal was approved by the Company’s shareholders, as the number of votes cast in favor constituted a majority of the outstanding shares of the Company’s common stock entitled to on the proposal.

Proposal II – Approval, on a non-binding, advisory basis, of compensation payments that will or may be paid by the Company to its named executive officers in connection with the Merger.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
255,530,513	33,250,304	4,047,281	—

The proposal was approved by the Company’s shareholders, as the number of votes cast in favor constituted a majority of the shares of the Company’s common stock represented at the Special Meeting and entitled to vote on the proposal.

Proposal III – Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
271,403,136	17,811,527	3,613,435	—

The proposal was approved by the Company’s shareholders, as the number of votes cast in favor constituted a majority of the shares of the Company’s common stock represented at the Special Meeting and entitled to vote on the proposal.

Item 8.01	Other Events.

On January 28, 2015, Lorillard issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Lorillard concerning the proposed transaction involving Reynolds American and Lorillard (the “transaction”) and other future events and their potential effects on Lorillard, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Lorillard’s management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. Those factors include, without limitation: the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the ability to realize the expected synergies resulting from the transaction in the amounts or in the timeframe anticipated; the ability to integrate Lorillard’s businesses into those of Reynolds American’s in a timely and cost-efficient manner; the impact of regulatory initiatives, including the regulation of cigarettes and electronic cigarettes and a possible ban or regulation of the use of menthol in cigarettes by the Food and Drug Administration, and compliance with governmental regulations; the outcome of pending or future litigation; health concerns, claims, regulations and other restrictions relating to the use of tobacco products and exposure to environmental tobacco smoke; the effect on pricing and consumption rates of legislation, including actual and potential federal and state excise tax increases, and tobacco litigation settlements; continued intense competition from other cigarette and electronic cigarette manufacturers; the continuing decline in volume in the domestic cigarette industry; changes in the price, quality or quantity of tobacco leaf and other raw materials available for use in Lorillard’s cigarettes; reliance on a limited number of suppliers for certain raw materials; and other risks and uncertainties, including those detailed from time to time in Lorillard’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), including Lorillard’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. Risk Factors” of Lorillard’s 2013 Annual Report on Form 10-K, which was filed with the SEC on February 21, 2014 for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect Lorillard’s actual results. The forward-looking statements in this report are qualified by these risk factors. Each statement speaks only as of the date of this report (or any earlier date indicated in this report) and Lorillard undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated January 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC.
(Registrant)

	By:	/s/ David H. Taylor
David H. Taylor
Executive Vice President, Finance and Planning and Chief Financial Officer

Dated: January 28, 2015